UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2013

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

13710 FNB Parkway, Suite 400
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2013, Ballantyne Strong, Inc., (the “Company”) entered into an employment agreement with its Senior Vice President and Chief Operating Officer, Christopher D. Stark. Mr. Stark has served in this role since May 2010. From 2009 to 2010 he served as Vice President and Chief Operating Officer, and was Vice President of Operations from 2007 to 2009.

Mr. Stark’s employment agreement with the Company provides for a base salary of $202,500 per year. He will be eligible for performance-based compensation in the form of an annual bonus under the Company’s Short-Term Incentive Plan of up to 35% of his base salary provided the Company achieves certain universal goals and he achieves the individual goals established for him by the Compensation Committee. He is eligible to participate in the 2010 Long-Term Incentive Plan. He is eligible for the Company’s 401(k), medical, dental and vision plans and certain other benefits provided to other employees of the Company. This summary of Mr. Stark's employment agreement with the Company is qualified in its entirety by reference to the Executive Employment Agreement attached hereto as Exhibit 10.28 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 24, 2013

BALLANTYNE STRONG, INC.

By:	/s/ Gary L. Cavey
Gary L. Cavey
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.28*	Executive Employment Agreement between the Company and Christopher D. Stark dated December 20, 2013